Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Francis P. Grillo and Harold A. Hurwitz, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q/A for the quarter ended June 30, 2016, of MRI Interventions, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 21, 2016

/s/ Francis P. Grillo
Francis P. Grillo
Chief Executive Officer

/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer